Exhibit 99.1
News Release

Novelis Reports Third Quarter Fiscal Year 2017 Results
Continued automotive ramp-up and efficiencies drive adjusted EBITDA to record third quarter

Third Quarter Fiscal Year 2017 Highlights

•	Net income of $63 million; excluding special items in both periods, net income more than doubled YoY to $67 million

•	Record third quarter adjusted EBITDA, excluding metal price lag, of $255 million, up 7% YoY

•	Total FRP shipments of 750 kilotonnes; record automotive sheet shipments up 13% YoY

ATLANTA, February 7, 2017 – Novelis, the world leader in aluminum rolling and recycling, today reported net income attributable to our common shareholder of $63 million for the third quarter of fiscal year 2017, compared to a net income of $6 million in the prior year period. Excluding tax-effected special items in both periods, the company more than doubled third quarter fiscal 2017 net income to $67 million from $32 million in the prior year. Current year net income reflects record adjusted EBITDA and an 18% reduction in interest expense, a result of the refinancing of two senior note issuances during the second quarter of fiscal 2017.
"Continued operational efficiencies combined with strong aluminum automotive sheet demand and strategic capacity investments delivered record, sustainable adjusted EBITDA results this quarter," said Steve Fisher, President and Chief Executive Officer for Novelis.
Adjusted EBITDA for the third quarter of fiscal 2017 increased to $251 million from $212 million in the prior year period. Excluding metal price lag in both periods, adjusted EBITDA increased seven percent to a third quarter record of $255 million, driven by higher automotive sheet shipments, productivity gains, lower metal cost, and favorable foreign exchange gains.
Overall, Novelis experienced a four percent decline in total shipments of rolled aluminum products to 750 kilotonnes, mainly due to prior strategic decisions to reduce volumes in China and soft demand in South America. Lower shipments, partially offset by slightly higher average aluminum prices and increased shipments of higher conversion premium products, led to a two percent decrease in net sales to $2.3 billion for the third quarter of fiscal 2017.
The company generated $131 million of free cash flow for the third quarter of fiscal 2017 as compared to negative $12 million in the prior year driven by stronger adjusted EBITDA results, as well as lower interest and capital expenditures. Due to the recent bond refinancing, there were no bond interest payments in the third quarter this fiscal year. Capital expenditures declined to $48 million as compared to $78 million in the prior year period. The company now expects full year fiscal 2017 free cash flow to be on the high end of its previously guided range of $300 million to $350 million.
"Following our successful bond refinancing during the second quarter, we refinanced our $1.8 billion term loan with Asian banks in January," said Devinder Ahuja, Senior Vice President and Chief Financial Officer. "Together, these bond and term loan transactions will result in an extended debt maturity profile and annual cash interest savings of approximately $80 million."
As of December 31, 2016, the company reported a strong liquidity position over $1 billion.

Third Quarter of Fiscal Year 2017 Earnings Conference Call
Novelis will discuss its third quarter fiscal year 2017 results via a live webcast and conference call for investors at 8:00 a.m. ET on Tuesday, February 7, 2017. To view slides and listen only, visit the web at
https://cc.callinfo.com/r/1wd4xfmmz9lal&eom. To join by telephone, dial toll-free in North America at 800 764 4852, India toll-free at 18002662118 or the international toll line at +1 415 226 5356. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in 10 countries, has approximately 12,000 employees and reported $10 billion in revenue for its 2016 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us on Facebook at facebook.com/NovelisInc and Twitter at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrently with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA and Adjusted EBITDA excluding Metal Price Lag, Free Cash Flow, Reconciliation to Liquidity, Reconciliation to Net Income attributable to our common shareholder excluding Special Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward looking statements in this news release are statements about the company's expectation to generate approximately $350 million in free cash flow for the full fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Matthew Bianco	Megan Cochard
+1 404 760 4159	+1 404 760 4170
matthew.bianco@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015

Net sales	$2,313	$2,354	$6,970	$7,470
Cost of goods sold (exclusive of depreciation and amortization)	1,924	2,051	5,834	6,692
Selling, general and administrative expenses	103	104	303	304
Depreciation and amortization	88	88	267	264
Interest expense and amortization of debt issuance costs	67	82	231	244
Loss on extinguishment of debt	—	—	112	13
Research and development expenses	14	13	41	39
Gain on assets held for sale	—	—	(2)	—
Restructuring and impairment, net	1	10	4	29
Equity in net loss of non-consolidated affiliates	8	—	8	2
Other (income) expense, net	(3)	(16)	63	(78)
	2,202	2,332	6,861	7,509
Income (loss) before income taxes	111	22	109	(39)
Income tax provision	47	16	110	28
Net income (loss)	64	6	(1)	(67)
Net income attributable to noncontrolling interests	1	—	1	—
Net income (loss) attributable to our common shareholder	$63	$6	$(2)	$(67)

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except number of shares)

	December 31, 2016	March 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$505	$556
Accounts receivable, net
— third parties (net of uncollectible accounts of $5 as of December 31, 2016 and $3 as of March 31, 2016)	993	956
— related parties	63	59
Inventories	1,321	1,180
Prepaid expenses and other current assets	101	127
Fair value of derivative instruments	84	88
Assets held for sale	3	5
Total current assets	3,070	2,971
Property, plant and equipment, net	3,304	3,506
Goodwill	607	607
Intangible assets, net	470	523
Investment in and advances to non–consolidated affiliate	444	488
Deferred income tax assets	81	87
Other long–term assets
— third parties	86	82
— related parties	13	16
Total assets	$8,075	$8,280
LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Current portion of long–term debt	$90	$47
Short–term borrowings	517	579
Accounts payable
— third parties	1,496	1,506
— related parties	52	48
Fair value of derivative instruments	80	85
Accrued expenses and other current liabilities	468	569
Total current liabilities	2,703	2,834
Long–term debt, net of current portion	4,460	4,421
Deferred income tax liabilities	113	89
Accrued postretirement benefits	795	820
Other long–term liabilities	190	175
Total liabilities	8,261	8,339
Commitments and contingencies
Shareholder’s deficit
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of December 31, 2016 and March 31, 2016	—	—
Additional paid–in capital	1,404	1,404
Accumulated deficit	(965)	(963)
Accumulated other comprehensive loss	(606)	(500)
Total deficit of our common shareholder	(167)	(59)
Noncontrolling interests	(19)	—
Total deficit	(186)	(59)
Total liabilities and deficit	$8,075	$8,280

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Nine Months Ended December 31,
	2016	2015
OPERATING ACTIVITIES
Net loss	$(1)	$(67)
Adjustments to determine net cash used in operating activities:
Depreciation and amortization	267	264
Gain on unrealized derivatives and other realized derivatives in investing activities, net	(23)	(25)
Gain on assets held for sale	(2)	—
Loss on sale of business	27	—
Loss on sale of assets	4	2
Impairment charges	—	8
Loss on extinguishment of debt	112	13
Deferred income taxes	15	(60)
Amortization of fair value adjustments, net	7	9
Equity in net loss of non-consolidated affiliates	8	2
Loss (gain) on foreign exchange remeasurement of debt	41	(5)
Amortization of debt issuance costs and carrying value adjustments	10	15
Other, net	1	—
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(108)	166
Inventories	(200)	146
Accounts payable	59	(422)
Other current assets	18	6
Other current liabilities	(117)	(42)
Other noncurrent assets	(17)	21
Other noncurrent liabilities	50	(30)
Net cash provided by operating activities	151	1
INVESTING ACTIVITIES
Capital expenditures	(138)	(282)
Proceeds from sales of assets, third party, net of transaction fees and hedging	2	2
Outflows from the sale of a business, net of transaction fees	(2)	—
Proceeds (outflows) from investment in and advances to non-consolidated affiliates, net	12	(5)
Outflows from related party loans receivable, net	(3)	—
Proceeds (outflows) from settlement of other undesignated derivative instruments, net	7	(11)
Net cash used in investing activities	(122)	(296)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	2,770	151
Principal payments of long-term and short-term borrowings	(2,676)	(194)
Revolving credit facilities and other, net	(20)	178
Dividends, noncontrolling interest	—	(1)
Debt issuance costs	(139)	(15)
Net cash (used in) provided by financing activities	(65)	119
Net decrease in cash and cash equivalents	(36)	(176)
Effect of exchange rate changes on cash	(15)	5
Cash and cash equivalents — beginning of period	556	628
Cash and cash equivalents — end of period	$505	$457

Reconciliation from Net income (loss) attributable to our common shareholder to Adjusted EBITDA, and Adjusted EBITDA excluding Metal Price Lag (unaudited)
Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. To better analyze underlying operational results, the following table also shows Adjusted EBITDA to Adjusted EBITDA excluding the impact of Metal Price Lag. On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. Although we use derivatives contracts to minimize the price lag associated with LME base aluminum prices, we do not use derivative contracts for local market premiums, as these are not prevalent in the market.

(in millions)	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Net income (loss) attributable to our common shareholder	$63	$6	$(2)	$(67)
Noncontrolling interests	1	—	1	—
Income tax provision	(47)	(16)	(110)	(28)
Interest, net	(65)	(77)	(224)	(235)
Depreciation and amortization	(88)	(88)	(267)	(264)
EBITDA	264	187	600	460

Unrealized gains (losses) on change in fair value of derivative instruments, net	21	(2)	18	18
Realized gains (losses) on derivative instruments not included in segment income	1	1	2	(1)
Adjustment to eliminate proportional consolidation	(4)	(7)	(20)	(22)
Loss on sale of a business	—	—	(27)	—
Gain (loss) on sale of fixed assets	2	(1)	(4)	(2)
Gain on assets held for sale	—	—	2	—
Loss on extinguishment of debt	—	—	(112)	(13)
Restructuring and impairment, net	(1)	(10)	(4)	(29)
Other costs, net	(6)	(6)	(17)	(12)
Adjusted EBITDA	$251	$212	$762	$521

Metal price lag	(4)	(26)	(32)	(165)
Adjusted EBITDA excluding metal price lag	$255	$238	$794	$686

Free Cash Flow and Cash and Cash Equivalents (unaudited)
The following table shows the “Free cash flow” for the nine months ended December 31, 2016 and 2015 and the ending balances of cash and cash equivalents (in millions).

	Nine Months Ended December 31,
	2016	2015
Net cash provided by operating activities	$151	$1
Net cash used in investing activities	(122)	(296)
Less: Proceeds from sales of assets, net of transaction fees and hedging	—	(2)
Free cash flow	$29	$(297)
Ending cash and cash equivalents	$505	$457

Total Liquidity (unaudited)
The following table shows available liquidity as of December 31, 2016 and March 31, 2016 (in millions).

	December 31,	March 31,
	2016	2016
Cash and cash equivalents	$505	$556
Availability under committed credit facilities	534	640
Total liquidity	$1,039	$1,196

Reconciliation of Net income (loss) attributable to our common shareholder, to Net Income attributable to our common shareholder, excluding Special Items (unaudited)
The following table shows Net Income attributable to our common shareholder excluding special items (in millions). We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Net income (loss) attributable to our common shareholder	$63	$6	$(2)	$(67)
Special Items:
Gain on assets held for sale	—	—	(2)	—
Loss on sale of a business	—	—	27	—
Loss on extinguishment of debt	—	—	112	13
Metal price lag	4	26	32	165
Restructuring and impairment, net	1	10	4	29
Tax effect on special items	(1)	(10)	(10)	(59)
Net income attributable to our common shareholder, excluding special items	$67	$32	$161	$81

Segment Information (unaudited)
The following table shows selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended December 31, 2016	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$92	$39	$37	$83	$—	$251
Metal price lag	2	(5)	(3)	2	—	(4)
Adjusted EBITDA excluding metal price lag	$90	$44	$40	$81	$—	$255

Shipments
Rolled products - third party	247	222	161	120	—	750
Rolled products - intersegment	—	4	1	5	(10)	—
Total rolled products	247	226	162	125	(10)	750

Selected Operating Results Three Months Ended December 31, 2015	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$68	$37	$30	$77	$—	$212
Metal price lag	(16)	(8)	(3)	1	—	(26)
Adjusted EBITDA excluding metal price lag	$84	$45	$33	$76	$—	$238

Shipments
Rolled products - third party	253	220	183	123	—	779
Rolled products - intersegment	—	12	10	9	(31)	—
Total rolled products	253	232	193	132	(31)	779

Selected Operating Results Nine Months Ended December 31, 2016	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$268	$133	$124	$237	$—	$762
Metal price lag	(8)	(17)	(8)	1	—	(32)
Adjusted EBITDA excluding metal price lag	$276	$150	$132	$236	$—	$794

Shipments
Rolled products - third party	740	695	512	331	—	2,278
Rolled products - intersegment	1	13	4	18	(36)	—
Total rolled products	741	708	516	349	(36)	2,278

Selected Operating Results Nine Months Ended December 31, 2015	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$163	$69	$100	$190	$(1)	$521
Metal price lag	(79)	(78)	(10)	2	—	(165)
Adjusted EBITDA excluding metal price lag	$242	$147	$110	$188	$(1)	$686

Shipments
Rolled products - third party	782	686	538	329	—	2,335
Rolled products - intersegment	1	48	35	27	(111)	—
Total rolled products	783	734	573	356	(111)	2,335